UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 31, 2026

DANAHER CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-08089	59-1995548
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2200 Pennsylvania Avenue, N.W., Suite 800W Washington, DC	20037-1701
(Address of Principal Executive Offices)	(Zip Code)

202-828-0850

(Registrant’s Telephone Number, Including Area Code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.01 par value	DHR	New York Stock Exchange
2.100% Senior Notes due 2026	DHR 26	New York Stock Exchange
1.200% Senior Notes due 2027	DHR/27	New York Stock Exchange
0.450% Senior Notes due 2028	DHR/28	New York Stock Exchange
Floating Rate Senior Notes due 2028	DHR 28	New York Stock Exchange
2.500% Senior Notes due 2030	DHR 30	New York Stock Exchange
3.250% Senior Notes due 2030	DHR 30A	New York Stock Exchange
0.750% Senior Notes due 2031	DHR/31	New York Stock Exchange
3.625% Senior Notes due 2034	DHR 34	New York Stock Exchange
4.000% Senior Notes due 2038	DHR 38	New York Stock Exchange
1.350% Senior Notes due 2039	DHR/39	New York Stock Exchange
1.800% Senior Notes due 2049	DHR/49	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

Appointment of Julie Sawyer Montgomery as President and Chief Executive Officer

On August 3, 2026, Danaher Corporation (the “Company” or “Danaher”) announced that, effective as of October 1, 2026 (the “Effective Date”), the Board of Directors of the Company (the “Board”) has appointed Julie Sawyer Montgomery as President and Chief Executive Officer of the Company (the “CEO”). The Board also appointed Ms. Sawyer Montgomery to the Board and to each of the Executive, Finance and Science & Technology Committees of the Board, in each case effective as of the Effective Date.

There are no arrangements or understandings between Ms. Sawyer Montgomery and any other person pursuant to which Ms. Sawyer Montgomery was selected as an officer or director of the Company, and there are no family relationships between Ms. Sawyer Montgomery and any director or executive officer of the Company. There are no transactions in which Ms. Sawyer Montgomery has an interest requiring disclosure under Item 404(a) of Regulation S-K. Ms. Sawyer Montgomery previously entered into an indemnification agreement with the Company, the form of which is disclosed as Exhibit 10.30 to Danaher’s Annual Report on Form 10-K for the year ended December 31, 2025, and which is incorporated by reference herein.

Biographical Information

Since joining the Company in 2017, Ms. Sawyer Montgomery, age 54, has served in a series of progressively more responsible general management positions (and as a Danaher officer since 2024), including as President of Danaher’s Beckman Coulter Diagnostics subsidiary from January 2020 to December 2022, as Vice President – Group Executive of Danaher’s Diagnostics subsidiary from January 2023 to June 2024 and as Executive Vice President since July 2024.

Offer Letter with Ms. Sawyer Montgomery

On August 3, 2026, the Company entered into an offer letter with Ms. Sawyer Montgomery (the “Offer Letter”) establishing her compensation as President and CEO. Under the Offer Letter, effective as of the Effective Date, Ms. Sawyer Montgomery’s compensation as President and CEO will comprise:

•	an annual base salary rate of $1,500,000;

•

a target annual cash incentive opportunity under the Amended and Restated Danaher Corporation Omnibus Incentive Plan (the “Plan”) equal to 200% of her annual base salary (prorated for 2026 to reflect the increase effective as of the Effective Date); and

•	a long-term incentive award opportunity for 2027 with a target award value of $13,200,000.

In connection with her appointment, and as part of a broader program of special awards to key leaders, Ms. Sawyer Montgomery will also receive a special award with a target award value of $20,000,000 in the form of time-vesting non-qualified stock options with the following terms (a “Long-Term Growth Award”):

•	a grant date of August 4, 2026 (the “Grant Date”),

•	a per-share exercise price equal to the closing price of the Company’s common stock on the New York Stock Exchange on the Grant Date,

•

a vesting schedule of 50% on the fourth anniversary and 50% on the fifth anniversary of the Grant Date, subject to continued employment through the applicable vesting date except as provided below in the case of death, disability or an involuntary termination without cause after the first anniversary of the Grant Date,

•	accelerated vesting upon a termination of employment as a result of death or disability,

•

accelerated vesting of a prorated portion of the Long-Term Growth Award upon a termination without cause (as defined in the award agreement applicable to the Long-Term Growth Award) occurring after the first anniversary of the Grant Date, and

•	a ten-year term.

Ms. Sawyer Montgomery will also be eligible for relocation benefits under the Company’s Relocation Benefits Policy in connection with the relocation of her primary work site to the Company’s Washington, D.C. headquarters, parking, financial/tax planning and tax preparation services, an annual physical and personal usage of Company aircraft beginning on the Effective Date with any personal usage in excess of $125,000 per year subject to full reimbursement by Ms. Sawyer Montgomery.

Prior to the Effective Date (but no earlier than the date of Ms. Sawyer Montgomery’s relocation), Ms. Sawyer Montgomery and the Company have agreed to amend and restate that Agreement Regarding Competition and Protection of Proprietary Interests, dated February 13, 2026, between Ms. Sawyer Montgomery and the Company (the “Proprietary Interests Agreement”) to reaffirm the covenants thereunder and to provide that if the Company terminates Ms. Sawyer Montgomery’s employment without “cause” or if she terminates her employment for “good reason” (each as defined in the Offer Letter) at any time on or after the later of the Effective Date and the effectiveness of the amended and restated Proprietary Interests Agreement, she will be entitled to (1) a cash amount equal to 12 months of base salary at the monthly rate in effect on the date of termination (the “Termination Date,” and the year in which the Termination Date occurs, the “Termination Year”), payable in accordance with the Company’s normal payroll practices, (2) the annual cash incentive compensation award for service in the calendar year prior to the Termination Year, if it has not been paid prior to the Termination Date (the “Accrued Obligation”), (3) a lump-sum cash amount equal to her target annual cash incentive compensation award for the Termination Year, and (4) a lump-sum cash amount equal to the product of (x) her target annual cash incentive compensation award for the Termination Year, times (y) a fraction, the numerator of which is the number of calendar days from the beginning of the Termination Year through the Termination Date, and the denominator of which is 365, in each case subject to Ms. Sawyer Montgomery’s execution and non-revocation of a release of claims. Any severance payments paid under any other Company plan or agreement will diminish the foregoing severance payments on a dollar-for-dollar basis (except for the Accrued Obligation).

The foregoing summary does not purport to be complete and is subject to, and qualified in its entirety by, reference to the full text of the Offer Letter and the form of Long-Term Growth Award agreement, copies of which are filed as Exhibit 10.1 and Exhibit 10.2 to this Current Report on Form 8-K, respectively, and incorporated by reference into this Item 5.02.

Transition of Rainer M. Blair

In connection with Ms. Sawyer Montgomery’s succession, on August 3, 2026, the Company also announced that, effective as of the Effective Date, Rainer M. Blair will cease serving as President and CEO of the Company, and will resign as a member of the Board and from each of the Executive, Finance and Science & Technology Committees of the Board. As further discussed below, to support the transition, Mr. Blair has agreed to continue employment as Senior Advisor of the Company from the Effective Date through December 31, 2026 (such period, the “Advisory Period”) to assist in the leadership transition and, following the Advisory Period, to serve as a consultant until March 31, 2027 (such period, the “Consultancy Period”).

Transition Letter Agreement with Mr. Blair

To document Mr. Blair’s transition arrangements, on August 3, 2026, the Company entered into a letter agreement with Mr. Blair (the “Blair Transition Letter”) pursuant to which, effective as of the Effective Date, Mr. Blair will assume the position of Senior Advisor and will remain a non-officer employee of the Company through December 31, 2026 (the “Employment Separation Date”) and, following the Advisory Period, serve as a non-employee consultant through March 31, 2027.

Under the Blair Transition Letter, during the Advisory Period, Mr. Blair’s base salary will remain unchanged, he will continue to vest in his outstanding equity awards in accordance with their terms, and, subject to continued employment through December 31, 2026 (or his earlier death or disability), he will remain eligible for a full annual cash incentive award under the Plan for 2026 based on his current target opportunity and actual Company performance (with a personal payout percentage of 100%). Under the Blair Transition Letter, during the Consultancy Period, Mr. Blair will receive monthly fees equal to the current monthly rate of his base salary and shall not be eligible to receive any cash bonuses or equity awards under the Company’s incentive plans.

In accordance with that Amended and Restated Agreement Regarding Competition and Protection of Proprietary Interests, dated May 6, 2020, between Mr. Blair and the Company (the “Blair PIA”), the Company’s existing plans and the Blair Transition Letter, upon the Employment Separation Date, Mr. Blair will be entitled to receive (i) a cash amount equal to 12 months of base salary at the current monthly rate, payable in accordance with the Blair Transition Letter, (ii) a lump-sum cash amount equal to his current target annual cash incentive, payable within 30 calendar days following the effectiveness of a release, and (iii) a lump-sum COBRA subsidy payment equal to the amount the Company would otherwise have contributed toward his group health, prescription, vision and dental coverage as an active employee for 12 months, in each case subject to Mr. Blair’s execution and non-revocation of each of a release of claims within 30 days of the Transition Date and a supplemental release within 30 days of the Employment Separation Date. The restrictive covenants in the Blair PIA will remain in full force and effect in accordance with their terms during the Advisory Period and Consultancy Period (with any post-employment termination period thereunder commencing on expiration of the Consultancy Period), and Mr. Blair’s outstanding equity awards will be treated in accordance with their existing terms, including eligibility for early retirement, death and disability treatment.

The foregoing summary does not purport to be complete and is subject to, and qualified in its entirety by, reference to the full text of the Blair Transition Letter, a copy of which is filed as Exhibit 10.3 to this Current Report on Form 8-K and incorporated by reference into this Item 5.02.

Special Equity Awards

On July 31, 2026, the Compensation Committee of the Board (the “Compensation Committee”) approved a Long-Term Growth Award to Matthew Gugino, the Company’s Chief Financial Officer, with a target award value of $12,500,000 and on the same terms as described above for the Long-Term Growth Award granted to Ms. Sawyer Montgomery.

On July 31, 2026, the Compensation Committee also approved special equity grants, as of the Grant Date, of time-vesting restricted stock unit (“RSU”) awards to named executive officers Christopher P. Riley, the Company’s Executive Vice President, Biotechnology Group, and Jose-Carlos Gutierrez-Ramos, the Company’s Senior Vice President and Chief Science Officer, with target award values of $8,000,000 and $2,625,000, respectively. Mr. Riley’s RSUs are scheduled to vest 50% on the 18-month anniversary and 50% on the 30-month anniversary of the Grant Date, and Mr. Gutierrez-Ramos’s RSUs are scheduled to vest 100% on the 12-month anniversary of the Grant Date, in each case subject to continued employment through the vesting date.

The foregoing summaries do not purport to be complete and are subject to, and qualified in their entirety by, reference to the full text of the forms of award agreements applicable to the Long-Term Growth Award and RSU awards described above, copies of which are filed as Exhibits 10.2 and 10.4 to this Current Report on Form 8-K and incorporated by reference into this Item 5.02.

ITEM 7.01	REGULATION FD DISCLOSURE

On August 3, 2026, the Company issued a press release announcing the leadership transition described in Item 5.02 above. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information in this Item 7.01, including Exhibit 99.1, is being furnished pursuant to Item 7.01 of Form 8-K and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that Section, and shall not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

ITEM 8.01	OTHER EVENTS

On July 31, 2026, a special committee of the Board comprising solely disinterested directors recommended that the Compensation Committee approve special equity grants, effective as of the Grant Date, to Steven M. Rales, Chairman of the Board, and to Mitchell P. Rales, Chairman of the Executive Committee, and the Compensation Committee approved such recommended awards on the same date. The awards for each of Messrs. Steven and Mitchell Rales comprise non-qualified stock options to purchase 1,000,000 shares of the Company’s common stock and restricted stock units with respect to 500,000 shares of the Company’s common stock, in each case subject to the same time-vesting schedule as the Long-Term Growth Awards; namely, 50% on the fourth anniversary and 50% on the fifth anniversary of Grant Date, subject to continued employment through the applicable vesting date. Upon termination of employment due to death, disability or an involuntary termination of employment without cause, a prorated portion of the awards would accelerate vesting. Consistent with the Long-Term Growth Awards, the options will have a per-share exercise price equal to the closing price of the Company’s common stock on the New York Stock Exchange on the Grant Date and a ten-year term.

Messrs. Steven and Mitchell Rales, co-founders of the Company, are expected to remain in their existing Board and executive officer roles and to support execution of the Company’s strategic goals.

The special equity awards granted to Messrs. Steven and Mitchell Rales (together with the Long-Term Growth Awards and RSUs, the “Long-Term Growth Program”) are intended to align the interests of Mr. Steven Rales, Mr. Mitchell Rales and Ms. Sawyer Montgomery, along with other senior leaders, with those of our shareholders at a unique moment for the Company by rewarding the achievement of upside potential and requiring a lengthy service period. The Board believes that the sustained engagement of these executives will position the Company to successfully execute its next phase of growth and value creation.

The foregoing summaries do not purport to be complete and are subject to, and qualified in their entirety by, reference to the full text of the forms of award agreements applicable to Messrs. Steven and Mitchell Rales’s Long-Term Growth Awards and RSU awards, copies of which are filed as Exhibits 10.5 and 10.6 to this Current Report on Form 8-K and incorporated by reference into this Item 8.01.

There is no change to Danaher’s previously communicated third quarter and full-year 2026 guidance. The Company expects to exclude the stock-based compensation expense from the Long-Term Growth Program from Adjusted Diluted Net Earnings Per Share.

Forward-Looking Statements and Additional Information

Statements that are not strictly historical, including the statements regarding the Company’s growth and other opportunities, the benefits of the Long-Term Growth Program to accelerate growth, the statements regarding the Company’s anticipated future performance, the pending acquisition of StatLab (which remains subject to customary closing conditions, including receipt of applicable regulatory clearances), and any other statements regarding events or developments that we believe or anticipate will or may occur in the future are “forward-looking” statements within the meaning of the federal securities laws. There are a number of important factors that could cause actual results, developments and business decisions to differ materially from those suggested or indicated by such forward-looking statements and you should not place undue reliance on any such forward-looking statements. These factors include, among other things: our ability to retain key personnel, our ability to execute on growth and other opportunities, the impact of the tariffs and related actions implemented by the U.S. and other countries, the impact of our debt obligations (including debt we incurred to finance the acquisition of Masimo) on our operations and liquidity, deterioration of or instability in the global economy, the markets we serve and the financial markets, uncertainties with respect to the development, deployment, and use of artificial intelligence in our business and products, the impact of global health crises, uncertainties relating to national laws or policies, including laws or policies to protect or promote domestic interests and/or address foreign competition, our ability to successfully identify and consummate appropriate acquisitions and strategic investments, our ability to integrate the businesses we acquire and achieve the anticipated growth, synergies and other benefits of such acquisitions, contingent liabilities and other risks relating to acquisitions, investments, strategic relationships and divestitures (in each case, including with respect to our acquisition of Masimo), including tax-related and other contingent liabilities relating to past and future

IPOs, split-offs or spin-offs, contractions or growth rates and cyclicality of markets we serve, competition, our ability to develop and successfully market new products and technologies and expand into new markets, the potential for improper conduct by our employees, agents or business partners, our compliance with applicable laws and regulations (including rules relating to off-label marketing and other regulations relating to medical devices and the health care industry), the results of our clinical trials and perceptions thereof, our ability to effectively address cost reductions and other changes in the health care industry, security breaches or other disruptions of our information technology systems or violations of data privacy laws, risks relating to potential impairment of goodwill and other intangible assets, currency exchange rates, tax audits and changes in our tax rate and income tax liabilities, changes in tax laws applicable to multinational companies, litigation, regulatory proceedings and other contingent liabilities including intellectual property and environmental, health and safety matters, the rights of the United States government with respect to our production capacity in times of national emergency or with respect to intellectual property/production capacity developed using government funding, risks relating to product, service or software defects, product liability and recalls, risks relating to our manufacturing operations, the impact of climate change, legal or regulatory measures to address climate change and other sustainability topics and our ability to address regulatory requirements or stakeholder expectations relating to climate change and other sustainability topics, risks relating to fluctuations in the cost and availability of the supplies we use (including commodities) and labor we need for our operations, our relationships with and the performance of our channel partners, uncertainties relating to collaboration arrangements with third-parties, the impact of deregulation on demand for our products and services, labor matters and our ability to recruit, retain and motivate talented employees, U.S. and non-U.S. economic, political, geopolitical, legal, compliance, social and business factors (including the impact of elections, regulatory and policy changes or uncertainty, government shutdowns and military conflicts such as the conflict in the Middle East), disruptions and other impacts relating to man-made and natural disasters, inflation and the impact of our By-law exclusive forum provisions. Additional information regarding the factors that may cause actual results to differ materially from these forward-looking statements is available in our SEC filings, including our 2025 Annual Report on Form 10-K and Quarterly Report on Form 10-Q for the second quarter of 2026. These forward-looking statements speak only as of the date of this report and except to the extent required by applicable law, the Company does not assume any obligation to update or revise any forward-looking statement, whether as a result of new information, future events and developments or otherwise.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits:

Exhibit No.	Description

10.1*	Offer Letter, dated as of August 3, 2026, by and between Danaher Corporation and Julie Sawyer Montgomery

10.2*	Form of Long-Term Growth Award under the Amended and Restated Danaher Corporation Omnibus Incentive Plan

10.3*	Transition Letter Agreement, dated as of August 3, 2026, by and between Danaher Corporation and Rainer M. Blair

10.4*	Form of Restricted Stock Unit Agreement under the Amended and Restated Danaher Corporation Omnibus Incentive Plan

10.5*	Form of Founder Long-Term Growth Award under the Amended and Restated Danaher Corporation Omnibus Incentive Plan

10.6*	Form of Founder Restricted Stock Unit Award under the Amended and Restated Danaher Corporation Omnibus Incentive Plan

99.1	Press Release of Danaher Corporation, dated August 3, 2026

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	Indicates management contract or compensatory plan, contract or arrangement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DANAHER CORPORATION

Date: August 3, 2026	By:	/s/ James F. O’Reilly
James F. O’Reilly
Senior Vice President, Deputy General Counsel and Secretary; Chief Sustainability Officer